Exhibit 99.3

Good morning,

Today we announced a decision by our Board to voluntarily deregister our common stock under the Securities Exchange Act of 1934, as amended; cease public reporting with the Securities and Exchange Commission (SEC); and delist our stock from NASDAQ.

What does this mean for Tile Shop employees?

We are on the right track, and our recent performance confirms that. We remain committed to our strategy of having the best product assortment, customer service, and presentation in our industry; deregistering and delisting has no impact on that strategy. You can be assured that whether we trade on a public stock exchange has no bearing on our financial strength or our future prospects. It is also important to emphasize that the integrity of our financial controls and our commitment to compliance will not change.  Please see attachment for additional information about this transaction.

I realize our organization has experienced a number of changes over the last year. Thank you for your continued dedication and hard work. This news, like other recent changes, aligns with our strategy and has the ability to strengthen our organization. I am confident our Company will continue to thrive.

Sincerely,

Cabby Lolmaugh

President and CEO

The Tile Shop